UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Onshore I LLC

Blackwells Capital LLC
Jason Aintabi
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 2, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is attached hereto as Exhibit 1.

Also on May 2, 2024, Blackwells issued a presentation regarding the failures at Ashford Hospitality Trust, Inc. A copy of the presentation is attached hereto as Exhibit 2.

A copy of each the press release and the presentation is available on Blackwells’ website, www.BlackwellsCap.com/public-markets.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Ashford Hospitality Trust, Inc. (the “Company”) for the 2024 Annual Meeting of Stockholders. On May 2, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

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Exhibit 1

Blackwells Files Definitive Proxy Statement for Ashford Hospitality Trust, Inc.’s 2024 Annual Meeting

Urges Stockholders to Send a Strong Message to Hold Ashford’s Board Accountable for Persistent Value Destruction and Governance Failures

Recommends Stockholders Vote AGAINST the Election of Chairman Monty Bennett and Other Members of the Board on the GOLD Proxy Card Today

Encourages Stockholders to Review Blackwells’ Presentation Regarding the Failures at Ashford at BlackwellsCap.com/public-markets

NEW YORK, May 2, 2024 – Blackwells Capital LLC and Blackwells Onshore I LLC (together, “Blackwells”) collectively own 1,000 shares of Ashford Hospitality Trust, Inc. (“Ashford” or the “Company”) (NYSE: AHT) and have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its campaign urging stockholders to vote “AGAINST” the election of Monty J. Bennett, Amish Gupta, J. Robison Hays, III, Kamal Jafarnia, David W. Johnson, Frederick J. Kleisner, Sheri L. Pantermuehl, Davinder “Sonny” Sra and Alan L. Tallis to the Company’s Board of Directors (the “Board”) at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which is scheduled to be held on May 14, 2024.

Stockholders are encouraged to review Blackwells’ presentation regarding the failures at Ashford released today at BlackwellsCap.com/public-markets.

Jason Aintabi, Chief Investment Officer of Blackwells Capital LLC, said:

“It is clear to us that Ashford stockholders have suffered from a disasterous stock price performance, abysmal corporate governance and what appears to be a self-dealing external advisory agreement that makes Montgomery Bennett rich at the expense of stockholders. The Board must be held to account for its failure to act as independent fiduciaries. In our opinion, the Board, at best, lacks the necessary skills and acumen and, at worst, could face personal liability for rubber-stamping Mr. Bennett’s unchecked parade on Ashford’s coffers. Stockholders have an opportunity to send a clear and resounding message to the Board by voting “AGAINST” the election of the incumbent directors at the 2024 Annual Meeting.”

Institutional Shareholder Services (“ISS”) recommended that Ashford stockholders vote “AGAINST” all incumbent director nominees at the 2024 Annual Meeting. ISS is a leading independent proxy advisory firm which, among other services, provides proxy voting recommendations to pension funds, investment managers, mutual funds and other institutional shareholders. Its voting analyses and recommendations are relied upon by thousands of major institutional investment firms, mutual funds and fiduciaries throughout the world.

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About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including stockholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com.

Contacts

Stockholders

MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media

Gagnier Communications

Dan Gagnier & Riyaz Lalani

646-569-5897

blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells Capital LLC, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the 2024 Annual Meeting. On May 2, 2024, the Participants filed with the SEC their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

All STOCKHOLDERS of the COMPANY are advised to read the definitive proxy statement, the accompanying GOLD proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the COMPANY, by security holdings or otherwise.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

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Exhibit 2

PRESENTED BY BLACKWELLS CAPITAL MONTY MUST GO Ashford Hospitality Trust, Inc. (NYSE:AHT) MAY 2024

DISCLAIMER 2 The views expressed in this presentation (the “Presentation”) represent the opinions of Blackwells Capital LLC and/or certain of its affiliates (“Blackwells”) and the investment funds it manages that hold shares in Ashford Hospitality Trust, Inc . (the “Company”, “Ashford Hospitality Trust” or “AHT”) . The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision . The views expressed in the Presentation represent the opinions of Blackwells and are based on publicly available information with respect to the Company and from other third - party reports . Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells’ conclusions . Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law . The information contained herein is current only as of the date of this Presentation . Blackwells disclaims any obligation to update the information or opinions contained herein . Certain financial projections and statements made herein have been derived or obtained from filings made with the U . S . Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third - party reports . Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third - party report . Select figures included in this Presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants . Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized . This Presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision . The information contained in this Presentation is provided merely as information, and this Presentation is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security . Funds, investment vehicles, and accounts managed by Blackwells currently beneficially own shares of common stock, par value $ 0 . 01 per share, of the Company (“Shares”) . These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company . You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed in this Presentation . Blackwells reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company’s management, the Company’s board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation on the Company’s board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law . Although Blackwells believes the statements made in this Presentation are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Blackwells, the other Participants (as defined below) and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein) . Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant . This Presentation contains forward - looking statements . All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “intend,” “project,” “will,” “may,” “would,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells . Though this Presentation may contain projections, nothing in this Presentation is, or is intended to be, a prediction of the future trading price or market value of securities of the Company . Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the Presentation, but there can be no assurance or guarantee that (i) any of the proposed actions set forth in this Presentation will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Presentation are accurate . There can be no assurance that the projected results or forward - looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward - looking statements . In light of the significant uncertainties inherent in the projected results and forward - looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Blackwells has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements . Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein . Blackwells does not endorse third - party estimates or research which are used in this Presentation, and such use is solely for illustrative purposes . No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate . Past performance is not an indication of future results . This Presentation may contain citations or links to articles and/or videos (collectively, “Media”) . The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Blackwells . All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blackwells’ use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names . Some of the materials in this Presentation are copyrighted by Blackwells and portions are copyrighted by others and are used with their permission . Blackwells Capital LLC, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) . On May 2 , 2024 , the Participants filed with the SEC their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the shareholders of the Company . All shareholders of the Company are advised to read the definitive proxy statement, the accompanying GOLD proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Company, by security holdings or otherwise . The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http : //www . sec . gov/ . In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request . Requests for copies should be directed to Blackwells Capital LLC .

Executive Summary I Mongomery Bennett’s Underperformance II Mongomery Bennett’s Governance Failings III How To Vote IV 3 TABLE OF CONTENTS

EXECUTIVE SUMMARY 4

$288 $489 $440 $390 $338 2014 2015 2016 2017 2021 2022 2023 ASHFORD HOSPITALITY (WE DON’T) TRUST Ashford Inc. (The External Advisor) Continues To Profit Handsomely 1 AHT Has Lost More Than 99% Of Its Value…. 2 2018 2019 2020 Board Ownership 4 3 9.3x 7.9x 7.3x 5.0x 4.9x 4.7x 4.0x 2.2x 1.9x Peer Average 4.7x The Company is evaluating the sale of 12 properties to immediately reduce its debt load It is also working to refinance loans backed by 20 hotels Net Debt/LTM EBITDA Cumulative Fees to Ashford Inc. ($ million) The Board of AHT seem to have been smart enough not to invest in AHT AHT PEB INN PK XHR RLJ DRH SHO HST Source: Company filings and Capital IQ as of the unaffected date of March 28, 2024. Note: Peers are per AHT’s 2023 proxy as peers not listed in the 2024 proxy. The 2023 proxy peers constitute a more comprehensive peer set than those identified in AHT's Annual Report on Form 10 - K for the year ended December 31, 2023 (the "2023 Form 10 - K"). Chatham Lodging Trust has been excluded due size as its revenue is <$500 million and lower budget portfolio. (1) Includes 9,431 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units. AHT Has Lost More Than 99% Of Its Value Since IPO 1 2003 2005 2007 2009 2011 2013 2015 2017 AHT Is Managed Abysmally 2019 2021 2023 S&P 500 Total Shareholder Return AHT Peers Avg. 667% 288% $224 $155 $102 $48 $5 (99%) 5

MR. MONGOMERY BENNETT’S ‘LEADERSHIP’ 6 Stock Performance vs S&P 500 since start date S&P 500 Performance since start date AHT Performance since start date Years on AHT Board Role Name (351.9%) 252.0% (99.9%) 21.2 Chairman of the Board Monty Bennett (276.8%) 176.9% (99.9%) 9.9 Lead Director Amish Gupta (578.2%) 478.6% (99.7%) 14.9 Director Benjamin Ansell (166.8%) 68.2% (98.6%) 3.8 CEO and Director J. Robison Hays, III (351.9%) 252.0% (99.9%) 11.2 Director Kamal Jafarnia (233.9%) 140.3% (93.6%) 7.6 Director Frederick Kleisner (193.6%) 93.8% (99.8%) 5.9 Director Sheri Pantermuehl (351.9%) 252.0% (99.9%) 11.2 Director Alan Tallis (78.4%) 15.0% (63.4%) 0.7 Director Sonny Sra Source: Bloomberg as of the unaffected date of March 28, 2024 and Company Filings.

WHO IS MONTY BENNETT? Mr. Bennett took over his daddy's hotel business and here are the results: ▪ AHT – stock is down (99%) all time (1) ▪ BHR – stock is down (91%) all time (2) ▪ AINC – stock is down (95%) all time (3) Source: Capital IQ. Note data has been split adjusted by Capital IQ. (1) Calculated from IPO date, August 26, 2003 to unaffected date March 28, 2024. (2) Calculated from first trading date, November 20, 2013, to unaffected date March 28, 2024. November 7, 2014 to unaffected date March 28, 2024. 7

MR. BENNETT WEARS MANY HATS Chairman CEO Advisor and Property Manager Chairman Former CEO Chairman Former CEO Former CEO Remington is the hotel manager of four of BHR’s assets Publisher Mr. Bennett is over - boarded – he serves on three boards of publicly traded companies and is the CEO of Ashford Inc. CEO Stirling Hotel & Resorts Subsidiary of Ashford Inc Source: Capital IQ, Ashford, Inc and Braemar Hotels & Resorts Inc. SEC Filings. 8

MR. BENNETT IN THE NEWS (1) (2) (3) (4) (5) (6) Source: (1) https://therealdeal.com/texas/dallas/2024/04/12/monty - bennett - sued - 9 for - misuse - of - his - media - outlet/. (2) https:/ /www.dmagazine.com/frontburner/2022/08/monty - bennett - loses in - - court - faces possible - - sanctions/. (3) https:/ /www.bisnow.com/dallas - ft - worth/news/hotel/beleaguered - hotel - reit - once - again - in - hot - water - after - lenders - sue - to - regain - control - of - properties.(4) https://skift.com/2021/01/14/hotel - company - mired - in - pandemic - loan - controversy - shows - it - didnt - need - federal - money - anyway/. (5) https:/ /www.wsj.com/articles/texas - hotelier - monty - bennetts - companies - under - sec - investigation - 11596507852. (6) https:// www.wsj.com/articles/dallas - hotel - owner - is - biggest - beneficiary - of - coronavirus - loan - program - 11587568827.

MR. BENNETT HAS A LOT OF TIME ON HIS HANDS “I can want a cemetery, and I can put it in the path,” Bennett told D Magazine in 2016 when discussing the burial plot, which contained the remains of a World War II veteran (1) Source: (1) https://therealdeal.com/magazine/national - may - 2023/monty - bennetts - fire - and - brimstone - journey/. 10

MR. BENNETT APPEARS TO BE DELUSIONAL 11 REALITY CLAIMS (1) The three public companies Mr. Bennett is the chairman of have severely underperformed. All time - AINC stock is down (95%) , BHR stock is down ( 91%) , and AHT stock is down (99%) “As the CEO of Ashford, Bennett embodies a relentless commitment to achieving exceptional results” Mr. Bennett and his entities have actively sued shareholders to avoid engagement Since listing, the company’s cumulative net income is a loss of over $113 million “Braemar Hotels & Resorts adheres to five principles consistent with Bennett's philosophies. These five guiding principles revolve around ethics, innovation, profitability, engagement, and perseverance” Mr. Bennett has been featured in countless news articles highlighting his unethical behaviors including sponsoring politicians to further his personal agenda and exploiting government aid programs for his own good “His exceptional industry knowledge and invaluable contributions have earned him widespread recognition and respect” Source: Company Filings and Capital IQ. Note: (1) https://montybennett.medium.com/who - is - monty - bennett - dd48c886fca8.

MONTY BENNETT OR MONTY BURNS? 12

UNDERPERFORMANCE 13

WHAT A MESS Significant conflicts of interest exist between AHT’s Board and the external manager Ashford Inc. is a public company that Mr. Bennett’s daddy, Archibald Bennett Jr., holds a controlling interest in Self - dealing & Conflicts of Interest The current management contract is a form of economic piracy At least $489 million of fees have been paid to Ashford LLC since 2014 Punitive Management Contract Company currently trades at a 90% discount to its Net Asset Value (NAV) $620 million of market capitalization has been wiped out (3) The Board’s Decisions Have Destroyed Value AHT has the lowest adj. EBITDA margin of its peers AHT has the highest net leverage of it peers The Board’s Decisions Have Resulted in Operating Underperformance $675 MILLION paid to Ashford LLC (1) , $215 MILLION over - earned (2) $620 MILLION of market capitalization vanished (3) 14 Source: Capital IQ, JP Morgan Equity Research, and Company Filings. Note: (1) Total paid to Ashford LLC includes total advisory fee, additional fees paid to Ashford affiliates, cash management fees, and total G&A as AHT reports zero employees. (2) Amount calculated by taking the average operating load as a percentage of revenue of AHT’s proxy peers in 2023 and applying the average load rate to AHT’s revenue since listing to calculate the total amount AHT would have paid if it admitted to peer averages compared to what was actually paid in operating load. Peers are per AHT’s 2023 proxy as peers not listed in the 2024 proxy. Chatham Lodging Trust has been excluded due size as its revenue is <$500 million and lower budget portfolio. The 2023 proxy peers constitute a more comprehensive peer set than those included in the 2023 Form 10 - K. Operating load is the sum of reported corporate G&A, hotel management & franchise fees, and advisory fees. (3) $620 million calculated as the difference in AHT market capitalization between December 31, 2014 market capitalization vs. April 26, 2024 from Capital IQ. This does not include additional equity issuance over this period which would greatly increase this figure as this equity was also wiped.

- 100 200 300 400 - 250 500 750 1,000 Dec - 2014 Dec - 2015 Dec - 2016 Dec - 2019 Dec - 2020 Dec - 2021 Dec - 2022 Dec - 2023 Dec - 2017 Dec - 2018 AHT Adj. Share Price Cumulative Fees IS THIS A JOKE? (99%) Ashford Hospitality Trust Adj. Share Price (3) 1,250 Source: Company filings. Capital IQ. Note: Time period of graph from December 31, 2014 to the unaffected date of April 8, 2024; Ashford Hospitality Trust began to incur advisory service fees to Ashford Inc. starting on November 12, 2014. (1) Fees to Ashford LLC per the advisory agreement include base advisory fee, reimbursable expenses, and equity - based compensation. (2) $620 million calculated as the difference in Ashford Hospitality Trust market capitalization between December 31, 2014 market capitalization vs. April 26, 2024 from Capital IQ. This does not include additional equity issuance over this period which would greatly increase this figure as this equity was also wiped. (3) The share price used is a Capital IQ adjusted share price that is adjusted for stock splits. Fees to Ashford LLC ($ millions) 500 +$489 Million (1) 15

MIND - BOGGLING UNDERPERFORMANCE 10 Year Total Shareholder Return (2) 5 Year Total Shareholder Return 3 Year Total Shareholder Return 1 Year Total Shareholder Return 2.8% 9.7% 19.6% 18.6% 18.4% 25.8% 33.1% 69.5% (40.0%) (20.0%) - 20.0% 40.0% 60.0% 80.0% PK HST XHR RLJ DRH SHO PEB INN AHT (49.4%) (60.0%) (94.8%) (32.0%) (34.1%) (20.4%) (15.7%) (2.4%) (5.0%) (8.9%) 28.5% (120.0%) (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) - 20.0% 40.0% HST PK DRH SHO XHR RLJ INN PEB AHT (99.7%) (48.0%) (37.6%) (26.4%) (28.0%) (21.9%) (18.8%) (7.9%) 22.6% (120.0%) (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) - 20.0% 40.0% HST DRH SHO XHR PK RLJ INN PEB AHT (40.4%) 16 (33.0%) (0.4%) 5.1% 14.8% 43.4% (120.0%) (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) - 20.0% 40.0% 60.0% AHT (99.8%) PEB RLJ INN DRH SHO HST Source: Company filings and Capital IQ as of the unaffected date of March 28, 2024. Note: Peers are per AHT’s 2023 proxy as peers not listed in the 2024 proxy. Chatham Lodging Trust has been excluded due size as its revenue is <$500 million and lower budget portfolio. The 2023 proxy peers constitute a more comprehensive peer set than those included in the 2023 Form 10 - K. (1) For 10 - year shareholder return for XHR and PK the data is from the first available day of trading.

Ashford Hospitality Trust’s operating load is >40x the peer average AHT’S OPERATING LOAD IS RIDICULOUS Operating Load (1) as % of Market Cap by Hotel REIT Peers (2) Peer Average 5.0% 2.1% 17 2.6% 4.4% 4.6% 4.6% 5.1% 7.2% 9.1% 212.8% SHO HST PEB DRH XHR PK INN RLJ AHT Source: Capital IQ and JP Morgan Equity Research. Financials as of December 31, 2023 and market date as of the unaffected date March 28, 2024. Note: (1) Operating load is the sum of reported corporate G&A, hotel management & franchise fees and advisory fees. (2) Peers are per AHT’s 2023 proxy as peers not listed in the 2024 proxy. Chatham Lodging Trust has been excluded due size as its revenue is <$500 million and lower budget portfolio. The 2023 proxy peers constitute a more comprehensive peer set than those included in the 2023 Form 10 - K.

WHY ALL THE DEBT? AHT pays a company that Monty owns fees as debt is added to AHT Should Monty pay those fees back to AHT shareholders? 1.9x 2.2x 4.0x 4.7x 4.9x 5.0x 7.3x 7.9x 9.3x HST SHO DRH RLJ XHR PK INN PEB AHT Peer Average 4.7x 18 Net Debt/LTM EBITDA Source: Company filings. Note: Peers are per AHT’s 2023 proxy as peers not listed in the 2024 proxy. Chatham Lodging Trust has been excluded due size as its revenue is <$500 million and lower budget portfolio. The 2023 proxy peers constitute a more comprehensive peer set than those included in the 2023 Form 10 - K.

GOVERNANCE 19

GOVERNANCE FAILINGS ABOUND Source: ISS, Capital IQ and Company filings. 20 ▪ Directors have prior or current relationships with one another that impair effective oversight ▪ The CEO, CFO and General Counsel all work for Ashford Inc., the advisor to AHT Lack of Board Independence ▪ Conflicts of Interest are referenced 15 times in the 2023 Form 10 - K Troubling Conflicts of Interest ▪ AHT Board members collectively hold less than 1.3% of the total outstanding stock Misalignment of Executive Economic Interest ▪ Mr. Monty Bennett, Mr. J. Robinson Hays and the rest of the Board have failed to adequately address the lack of majority support for certain directors at the last two annual meetings Extensive Steps In Place To Limit Shareholder Engagement

AHT’S GOVERNANCE IS AMONG THE WORST IN AMERICA ISS recommended AGAINST for SEVEN AHT directors at the 2024 Annual Meeting Proxy Advisory firm ISS agrees (1) Quality Score 10 = Highest Possible Risk Source: ISS and Glass Lewis 2023 Reports. Note: (1) Institutional Shareholder Services, Inc. ("ISS"). 21

AHT DIRECTOR CONCERNS - 2024 ISS REPORT Source: ISS 2024 Report. VOTE RECOMMENDATION A vote AGAINST incumbent director nominees Monty Bennett, Amish Gupta, Frederick J. Kleisner, Sheri Pantermuehl, Kamal Jafarnia, Alan L. Tallis and J. Robinson Hays is warranted given the board's failure to adequately address the lack of majority support for Kamal Jafarnia's election to the board at the last annual meeting. BOARD RESPONSIVENESS TO SHAREHOLDER CONCERNS At the last annual meeting, Kamal Jafarnia received the support of only 34.9 percent of votes cast . Last year, ISS recommended that shareholders vote against all director nominees given the board's failure to disclose any engagement with or feedback from shareholders in connection with the high level of dissenting votes against Jafarnia at the 2022 annual meeting. 22

CONFLICTS OF INTEREST [O]ur managers or their affiliates may manage, and in some cases may own, invest in or provide credit support or operating guarantees, to hotels that compete with hotel properties that we own or acquire, which may result in conflicts of interest and decisions regarding the operation of our hotels that are not in our best interests Our agreements with our external advisor and its subsidiaries, […] were not negotiated on an arm’s - length basis, and we may pursue less vigorous enforcement of their terms because of conflicts of interest with certain of our executive officers and directors and key employees of our advisor. The above mentioned dual responsibilities may create conflicts of interest for our officers which could result in decisions or allocations of investments that may benefit one entity more than the other. AHT recognizes the risks associated with officers and directors holding positions with related parties at Ashford, but does nothing about it Source: AHT 2023 Form 10 - K. 23

MONGOMERY BENNETT’S WEB J. Robinson Hays, III Senior Managing Director Ashford Inc. Monty Bennett CEO & Chairman Ashford Inc. The parent company of the Advisor and Property Manager of BHR and AHT AHT Management Deric Eubanks CFO Ashford Inc. Alex Rose General Counsel Ashford Inc. Source: Capital IQ and Company filings. Stefani Carter Deric Eubanks Richard Stockton Name Alex Rose Deric Eubanks J. Robinson Hays Name Lead Director – BHR CFO – BHR CEO – BHR Title General Counsel - AHT CFO – AHT CEO – AHT Title Received political CFO of other Senior Managing Connection to General Counsel of CFO of other Senior Managing Connection to donations from Monty Bennett Ashford entity Director of Ashford Inc. Ashford Inc. or Monty Bennett other Ashford Entity Ashford entity Director of Ashford Inc. Ashford Inc. or Monty Bennett BHR Management & Lead Director Richard Stockton Senior Managing Director Ashford Inc. 24

Kamal Jafarnia 23,987 shares 0.06% Frederick Kleisner 23,462 shares 0.06% UNSURPRISINGLY, AHT’S BOARD LACKS ALIGNMENT With near zero ownership levels, we question the Board’s commitment to the best interests of AHT’s shareholders A H T ’ S B O A R D O F D I R E C T O R S Source: AHT’s 2024 Proxy Filing. Note: (1) Includes 9,431 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units. I J. Robison Hays, II 118,912 shares 0.30% Monty Bennett 145,050 shares (1) 0.37% Amish Gupta 24,795 shares 0.06% Benjamin Ansell 75,829 shares 0.19% Alan Tallis 28,552 shares 0.07% Sonny Sra 20,133 shares 0.05% Sheri Pantermuehl 23,653 shares 0.06% 25

REFRESH AHT NOW

In the 2023 and 2024 election cycles, ISS has recommended AGAINST 7 and 8 incumbent directors, respectively

2024

Director	Recommendation
Monty Bennett *Chairman*	**AGAINST**
Amish Gupta *Independent Director*	**AGAINST**
Kamal Jafarnia *Independent Director*	**AGAINST**
Frederick Kleisner *Independent Director*	**AGAINST**
Shari Pantermuehl *Independent Director*	**AGAINST**
Alan Tallis *Independent Director*	**AGAINST**
J. Robinson Hays, III *CEO and Director*	**AGAINST**

2023

Director	Recommendation
Monty Bennett *Chairman*	**AGAINST**
Benjamin Ansell *Independent Director*	**AGAINST**
Amish Gupta *Independent Director*	**AGAINST**
Kamal Jafarnia *Independent Director*	**AGAINST**
Frederick Kleisner *Independent Director*	**AGAINST**
Shari Pantermuehl *Independent Director*	**AGAINST**
Alan Tallis *Independent Director*	**AGAINST**
J. Robinson Hays, III *CEO and Director*	**AGAINST**

Source: ISS 2023 and 2024 Report.

BW BLACKWELLS CAPITAL
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HOW TO VOTE 27

VOTING INFORMATION Ashford Hospitality Trust's 2024 Annual Meeting of Shareholders will be held on May 14, 2024 Please vote your proxy today on the GOLD proxy card “AGAINST” each of the Ashford Hospitality Trust’s nominees Blackwells recommends shareholders vote "AGAINST" Ashford Hospitality Trust’s proposal to obtain advisory approval of the Company’s executive compensation If you have any questions about voting your proxy or need replacement proxy materials, contact: MacKenzie Partners, Inc. 1 - 800 - 322 - 2885 (call toll free:) proxy@mackenziepartners.com 28